Exhibit 10.36

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) dated as of ________, 2015 is entered into by and among Yulong Eco-Materials Limited (the “Company”), Axiom Capital Management, Inc. (the “Underwriter”), and American Stock Transfer & Trust Company, LLC (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company is offering to certain investors 2,250,000 shares of its ordinary shares, at an assumed offering price of $6.75 per share, the midpoint of the anticipated offering price range of $6.25 to $7.25 per share (the “Offering”);

[WHEREAS, the Company and Underwriter expect that the Offering will close on or before the close of business on ___________, 2015, or _______ 2015 in the event that the Company and the Underwriter elect and execute in writing to extend the offering (collectively, the “Closing Date”);]

WHEREAS, the Company has agreed to deposit an aggregate amount of Six Hundred Thousand Dollars ($600,000) (the “Escrowed Funds”) from the proceeds of the Offering to be received by the Company with the Escrow Agent, in a non-interest bearing escrow account to be determined, to be held and disbursed by the Escrow Agent pursuant to the terms and conditions of this Agreement;

WHEREAS, the Escrow Agent is willing to hold the Escrowed Funds in escrow pursuant to and subject to the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Appointment of Escrow Agent. The Company, Underwriter hereby appoint the Escrow Agent as escrow agent in accordance with the terms and subject to the conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.	Delivery of the Escrowed Funds. Upon the closing of the Offering, the Escrowed Funds shall be delivered to the as Escrow Agent for the Offering, into a non-interest bearing escrow account maintained by the Escrow Agent (the “Escrow Account”) by wire transfer in accordance with the wire transfer instructions set forth on Schedule A hereto. In no event shall the aggregate amount of Escrowed Funds delivered to the Escrow Account be less than Six Hundred Thousand Dollars ($600,000).

3.	Escrow Agent to Hold and Disburse the Escrowed Funds. The Escrow Agent will retain the Escrowed Funds in a non-interest bearing escrow account and disburse the Escrowed Funds pursuant to the terms of this Agreement, as follows:

a.         The Escrowed Funds shall be held by the Escrow Agent for the purpose of indemnification under Section 5 hereof by the Company, for a period of two (2) years from the closing of the Offering. Disbursement of such escrow funds shall be determined in the Underwriter’s sole discretion , subject to the presence of any threatened litigation or proceeding in connection to the Underwriter acting in its capacity as Underwriter in the Offering and the aftermarket effect of the Offering.

b.         In the event that any litigation or proceeding arising out of any matter in connection with the Offering in connection to the Underwriter acting in its capacity as Underwriter within two (2) years following the Closing Date and for which the Company, and the Underwriter, the Escrow Agent or the Escrowed Funds becomes the subject of such litigation or proceeding, the Underwriter and the Company hereby authorize the Escrow Agent, at the Underwriter’s sole instruction upon Underwriter’s written notice to the Escrow Agent if not otherwise so required, to release and deposit the Escrowed Funds in accordance with written instruction of the Underwriter, and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility with regard thereto.

4.	Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days’ prior written notice to the Company and the Underwriter specifying the date when such resignation shall take effect. Upon any such notice of resignation, the Underwriter shall issue to Escrow Agent a direction authorizing redelivery of the Escrowed Funds to a bank or trust company that has been retained as successor to Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor escrow agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees, costs and expenses (including court costs and expenses and attorneys' fees) or any other amount payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. Any corporation or other entity into which Escrow Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Escrow Agent’s escrow business may be transferred by sale of assets or otherwise, shall be Escrow Agent under this Agreement without further act or consent of any party hereto.

5.	Exculpation and Indemnification of Escrow Agent.

a.         The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no liability to the Company or the Underwriter, or to their respective shareholders, partners, or members, officers or directors, employees, affiliates, or any other person, with respect to any suspension of performance or disbursement, specifically including any liability or claimed liability that may arise or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrowed Funds or any delay in or with respect to any other action required or requested of the Escrow Agent; provided, however, that the Escrow Agent complies with this Agreement and fulfills its obligations pursuant to this Agreement . The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the escrowing parties relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the escrowing parties, notwithstanding that references thereto may be made herein and the Escrow Agent has knowledge thereof.

b.         The Escrow Agent shall not be liable to the Company, the Underwriter, or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Escrow Agent to be genuine.

c.         The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Underwriter, or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d.         The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Underwriter, or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e.         To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes from the Escrowed Funds; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 5(f).

f.         The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence or wilfull misconduct by the Escrow Agent. Promptly, but no later than five (5) business days, after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made by the Escrow Agent against the Company, notify the Company in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder, unless the failure of the Escrow Agent to give such notice prejudices or otherwise impairs the Company’s ability to defend any demand, claim, action suit or proceeding. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, reasonably deem sufficient to indemnify itself for any such loss or expense.

g.         For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. No settlement of any claim, demand, action, suit or proceedings referenced herein which Escrow Agent is a party to shall be made without the express written consent of the Escrow Agent, which consent shall not be unreasonably withheld, and in no event shall there be any admission of fault or liability on the part of the Escrow Agent in connection with any such settlement without the consent of the Escrow Agent, which consent shall not be unreasonably withheld. .

6.	Indemnification by the Company. The Company agrees to indemnify and hold harmless the Underwriter, the Escrow Agent and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements, including but not limited to giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Underwriter’s acting for the Company, including, without limitation, any act or omission by the Underwriter in connection with its acceptance of or the performance or non-performance of its obligations under the Underwriting Agreement between the Company and Underwriter (the Underwriting Agreement), any breach by the Company of any representation, warranty, covenant or agreement contained in the Underwriting Agreement (or in any instrument, document or agreement relating thereto, including any Registration Statement filed with the Securities and Exchange Commission), or the enforcement by the Underwriter of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Underwriter by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): the Escrow Agent, the Underwriter, their present and former affiliated entities, including but not limited to parents, subsidiaries, and affiliaties, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company to the extent such cooperation does not conflict with its representation of any Indemnified Party. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual, legal or any other admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations.

The indemnification provisions in this Section 6 shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties, the Escrow Agent and their respective successors, assigns, heirs and personal representatives.

7.	Termination of Agreement and Resignation of Escrow Agent.

a.         This Agreement shall terminate upon disbursement of all of the Escrowed Funds provided that the rights of the Escrow Agent and the obligations of the Company and the Underwriter under Section 5 shall survive the termination hereof.

b.         The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Underwriter at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and the Underwriter within the Notice Period, turn over to a successor escrow agent appointed by the Company and the Underwriter all Escrowed Funds (less such amount as the Escrow Agent is entitled to continue to retain and hold in escrow pursuant to Section 5(f) and to retain pursuant to Section 9) upon presentation of the document appointing the new escrow agent and its acceptance thereof.

8.	Form of Payments by Escrow Agent.

a.         Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the escrowing parties.

b.         All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

9.	Compensation. Escrow Agent shall be entitled to $_______ as compensation for its services rendered under this Agreement, which amount shall be paid by the Company and delivered to an account designated by the Escrow Agent on the same date when the Escrowed Fund is delivered into the Escrow Account.

10.	Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth hereunder.

If to the Company, to:

Yulong Eco-Materials Limited

Attn: ________________________

____________________________

____________________________

Phone: ______________________

Facsimile: ____________________

If to the Underwriter, to:

Axiom Capital Management, Inc.

Attn: ________________________

____________________________

____________________________

Phone: ______________________

Facsimile: ____________________

If to the Escrow Agent, to:

American Stock Transfer & Trust Company, LLC

Attn: ________________________

____________________________

____________________________

Phone: ______________________

Facsimile: ____________________

11.	Further Assurances. From time to time on and after the date hereof, the Company and the Underwriter shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

12.	Jurisdiction. The Company, the Underwriter and the Escrow Agent hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in New York, New York in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder.

13.	Miscellaneous.

a.         Intentionally Omitted.

b.         This Agreement and the rights and obligations hereunder of the Company and the Underwriter may not be assigned without the consent of the Escrow Agent, other than by laws of descent or operation of law, provided, however, that this Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Underwriter. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Underwriter, which consent shall not be unreasonably withheld. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c.         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

14.	Execution of Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or other form of electronic transmission, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all parties hereto.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

COMPANY:

YULONG ECO-MATERIALS LIMITED

By:
Name:
Title:

UNDERWRITER:
AXIOM CAPITAL MANAGEMENT

By:
Name:
Title:

Schedule A

ACCOUNT NAME:                 TRUST ACCOUNT

ACCOUNT NO.:

ABA ROUTING NO.:

SWIFT CODE:

BANK:

REFERENCE:

ATTN:

PLEASE WIRE IN U.S. DOLLARS